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 *    T H E    *        For:  First BancTrust Corporation             *  N E W S   R E L E A S E  *
                              206 S. Central Avenue                   The Investor Relations Company serves as investor relations
 I N V E S T O R              Paris, IL 61944                         counsel to this company, is acting on the company's behalf in
                              (217) 465-6381                          issuing this news release and receiving compensation therefor.
R E L A T I O N S                                                     The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or
* C O M P A N Y *                                                     sell securities.

For further Information:     -------------------------------------------------------------------------------------------------------
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At First BancTrust:        At The Investor Relations Company:       EXHIBIT 99.1
Terry J. Howard            Brien Gately or
President and Chief        Karl Plath
  Executive Officer        (847) 296-4200
(217) 465-0260


FOR IMMEDIATE RELEASE


             FIRST BANCTRUST CORPORATION EXPLORES INDIANA EXPANSION

         BANK REPORTS THIRD-QUARTER RESULTS EXPECTED TO BE SIMILAR TO Q2


PARIS, ILLINOIS, SEPTEMBER 21, 2004--First BancTrust Corporation (Nasdaq: FBTC), reacting to recently enacted legislation that permits state-chartered Illinois banks to open branches in Indiana, today said it is looking at expansion opportunities just west of Indianapolis.

"We just had the grand opening for our newest branch in Savoy in the University of Illinois area," said Terry J. Howard, president and chief executive officer. "There are growing communities along U.S. 36 west of Indianapolis that are very similar to Savoy. We will continue to seek additional opportunities in the Champaign-Urbana area and south in communities along the Interstate-57 corridor. But we also believe there are solid opportunities in Indiana, which we consider the eastern portion of our market area."

Howard also reported the bank expects results for the third quarter ending September 30, 2004, to be very similar to second-quarter results. For the second quarter ended June 30, 2004, First BancTrust reported diluted earnings per share of about 13 cents on net income of about $324,000. For last year's third quarter, the bank reported net income of $536,000, or 22 cents per diluted share.

"We have encountered a slight--and we believe temporary--squeeze in the current interest rate environment," Howard said. "While short-term rates--the basis for our cost of funds--have gone up somewhat, long-term rates--which are the basis of what our customers pay us--have not kept up and, in fact, have dropped slightly."

ABOUT FIRST BANCTRUST

First BancTrust Corporation is a holding company that owns all of the capital stock of First Bank & Trust, S. B., an Illinois-chartered savings bank that conducts business from its main office located in Paris, Illinois, and branch banks in Marshall and Savoy, Illinois. On June 30, 2004, the company had $221 million of total assets, $195 million of total liabilities and $26 million of stockholders' equity.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor


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provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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